Exhibit 99.1
ADM Reports First Quarter Earnings per Share of $2.12,
$2.09 on an Adjusted Basis

•Net earnings of $1.2 billion, adjusted net earnings of $1.2 billion
•Trailing four-quarter average adjusted ROIC of 14.0%

CHICAGO, April 25, 2023—ADM (NYSE: ADM) today reported financial results for the quarter ended March 31, 2023.

“Our continued strong performance in the first quarter demonstrates ADM’s unique ability to deliver results through a rapidly evolving external environment, and showcases our team’s agility in responding to opportunities that leverage our company’s unparalleled global footprint and capabilities. Our broad portfolio continues to serve diverse global food, feed and industrial markets and creates compelling value for our customers and our shareholders,” said Chairman and CEO Juan Luciano.

“ADM’s integrated value chain has helped each of our business segments to deliver strong earnings in the quarter. Our foundational businesses in Ag Services & Oilseeds and Carbohydrate Solutions both continue to manage market volatility and deliver strong margins across the value chain. We continue to see healthy pipeline growth and win rates in Human Nutrition that support our confidence in the earnings growth in the Nutrition segment, even as we navigate temporary challenges, particularly in parts of Animal Nutrition. With a strong balance sheet and healthy cash flows, ADM is poised to continue investing in profitable growth, and we are excited about our strategic plan for 2023 and beyond.”

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First Quarter 2023 Highlights

(Amounts in millions except per share amounts)	2023	2022
Earnings per share (as reported)	$2.12	$1.86
Adjusted earnings per share[1]	$2.09	$1.90

Segment operating profit	$1,719	$1,539
Adjusted segment operating profit (loss)[1]	$1,725	$1,556
Ag Services and Oilseeds	1,210	1,008
Carbohydrate Solutions	273	317
Nutrition	145	189
Other Business	97	42

•Q1 2023 EPS as reported of $2.12 includes a $0.01 per share charge related to impairments and restructuring; a $0.01 per share gain related to the mark-to-market adjustment on the Wilmar exchangeable bond; and a $0.03 per share tax benefit related to certain discrete items. Adjusted EPS, which excludes these items, was $2.09.1

1 Non-GAAP financial measures; see pages 5, 10, 11 and 12 for explanations and reconciliations, including after-tax amounts.

Quarterly Results of Operations

Ag Services & Oilseeds results were significantly higher than the first quarter of 2022.

•Ag Services results were much higher than the first quarter of 2022. In South American origination, excellent risk management and higher export demand due to the record Brazilian soybean crop drove significantly higher year-over-year results. Results for North America origination were also higher, driven by stronger soybean exports. In Global Trade, solid margins and efficient execution led to strong results.

•Crushing results were in line with the first quarter last year. In North America, the team executed well, capitalizing on historically strong soybean and softseed crush margins that were supported by robust demand for renewable fuels. In EMEA, crush margins were lower year-over-year as trade flows adjusted from the dislocations caused last year by the war in Ukraine. Additionally, there were approximately $240 million of positive timing effects in the quarter, including positive impacts from declining crush margins at the end of the period.

•Refined Products and Other results were substantially higher than the prior-year period. North America biodiesel results were higher with record volumes and strong margins, supported by favorable blend economics and tight diesel stocks. In EMEA, domestic demand for food oil and export demand for biodiesel drove strong margins.

•Equity earnings from Wilmar were lower versus the first quarter of 2022.

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Carbohydrate Solutions delivered solid results in Q1, though lower than the very strong first quarter of the prior year.

•The Starches and Sweeteners subsegment capitalized on solid demand in the quarter. North America starches and sweeteners delivered strong volumes and margins. Ethanol margins, pressured by high industry stock levels, were down relative to the same quarter last year. In EMEA, the team effectively managed margins in a dynamic operating environment to deliver improved results. The global wheat milling business posted much higher margins driven by robust customer demand.

•Vantage Corn Processors results were significantly lower due to weaker ethanol margins.

Nutrition results were significantly lower year-over-year versus the record prior-year quarter.

•Human Nutrition results were in line with the first quarter of 2022, as the business continued to manage demand fulfillment challenges and destocking in certain categories. Flavors results were slightly lower than the prior year as strong results in EMEA were offset by lower results in North America. Specialty Ingredients results were higher year-over-year driven by healthy margins. Health & Wellness results were lower year-over-year.

•Animal Nutrition results were significantly lower compared to the same quarter last year, primarily due to much lower margins in amino acids.

Other Business results were significantly higher than the prior-year quarter due to improved ADM Investor Services earnings on higher interest income. Captive insurance results were in line with the prior year.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $1.7 billion for the quarter includes charges of $7 million ($0.01 per share) related to impairments and restructuring and gains of $1 million ($0.00 per share) related to the sale of certain assets.
In Corporate results, interest expense for the quarter increased year-over-year primarily on higher short-term interest rates. Unallocated corporate costs were higher year-over-year due primarily to higher financing and centers of excellence costs. Other Corporate was unfavorable versus the prior year due to the absence of an ADM Ventures investment revaluation gain, partially offset by higher contributions from foreign currency hedges.

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Note: Additional Facts and Explanations
Additional facts and explanations about results and industry environment can be found at the end of the ADM Q1 Earnings Presentation at www.adm.com/webcast.

Conference Call Information
ADM will host a webcast on April 25, 2023, at 8 a.m. Central Time to discuss financial results and provide a company update. To listen to the webcast, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of our comments and materials in this presentation constitute forward-looking statements that reflect management’s current views and estimates of future economic circumstances, industry conditions, Company performance and financial results. These statements and materials are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements as a result of new information or future events.

About ADM
ADM unlocks the power of nature to enrich the quality of life. We’re a premier global human and animal nutrition company, delivering solutions today with an eye to the future. We’re blazing new trails in health and well-being as our scientists develop groundbreaking products to support healthier living. We’re a cutting-edge innovator leading the way to a new future of plant-based consumer and industrial solutions to replace petroleum-based products. We’re an unmatched agricultural supply chain manager and processor, providing food security by connecting local needs with global capabilities. And we’re a leader in sustainability, scaling across entire value chains to help decarbonize our industry and safeguard our planet. From the seed of the idea to the outcome of the solution, we give customers an edge in solving the nutritional and sustainability challenges of today and tomorrow. Learn more at www.adm.com.

Media Relations	Investor Relations
Jackie Anderson	Megan Britt
312-634-8484	872-257-8378

Financial Tables Follow

Source: Corporate Release
Source: ADM
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Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP financial measure)
and Corporate Results
(unaudited)

	Quarter ended
	March 31
(In millions)	2023	2022	Change

Segment Operating Profit	$1,719	$1,539	$180
Specified items:
Gains on sales of assets	(1)	(1)	—
Impairment, restructuring, and settlement charges	7	18	(11)
Adjusted Segment Operating Profit	$1,725	$1,556	$169

Ag Services and Oilseeds	$1,210	$1,008	$202
Ag Services	348	258	90
Crushing	426	428	(2)
Refined Products and Other	327	198	129
Wilmar	109	124	(15)

Carbohydrate Solutions	$273	$317	$(44)
Starches and Sweeteners	307	316	(9)
Vantage Corn Processors	(34)	1	(35)

Nutrition	$145	$189	$(44)
Human Nutrition	138	141	(3)
Animal Nutrition	7	48	(41)

Other Business	$97	$42	$55

Segment Operating Profit	$1,719	$1,539	$180

Corporate Results	$(322)	$(268)	$(54)

Interest expense - net	(103)	(76)	(27)
Unallocated corporate costs	(248)	(209)	(39)
Other	24	36	(12)
Specified items:
Expenses related to acquisitions	—	(2)	2
Gain (loss) on debt conversion option	5	(15)	20
Loss on sale of assets	—	(3)	3
Restructuring adjustment	—	1	(1)
Earnings Before Income Taxes	$1,397	$1,271	$126

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP financial measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.
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Consolidated Statements of Earnings
(unaudited)

	Quarter ended
	March 31
	2023	2022
	(in millions, except per share amounts)

Revenues	$24,072	$23,650
Cost of products sold (1)	21,992	21,753
Gross profit	2,080	1,897
Selling, general, and administrative expenses (2)	881	829
Asset impairment, exit, and restructuring costs (3)	7	1
Equity in (earnings) losses of unconsolidated affiliates	(174)	(204)
Interest and investment income	(134)	(59)
Interest expense (4)	147	92
Other (income) expense - net (5)	(44)	(33)
Earnings before income taxes	1,397	1,271
Income tax expense (benefit) (6)	225	207
Net earnings including noncontrolling interests	1,172	1,064

Less: Net earnings (losses) attributable to noncontrolling interests	2	10
Net earnings attributable to ADM	$1,170	$1,054

Diluted earnings per common share	$2.12	$1.86

Average diluted shares outstanding	551	566

(1) Includes charges related to inventory writedowns in Ukraine of $9 million partially offset by an insurance settlement of $2 million in the prior year quarter.

(2) Includes charges related to receivable impairment of $7 million in the prior year quarter.

(3) Includes charges related to the impairment of certain assets and restructuring of $7 million and $1 million in the current quarter and prior year quarter, respectively.
(4) Includes (gains) losses related to the mark-to-market adjustment of the conversion option of the exchangeable bond issued in August 2020 of $(5) million and $15 million in the current quarter and prior year quarter, respectively.

(5) Includes net (gains) losses related to the sale of certain assets of $(1) million and $2 million in the current year and prior year quarter, respectively.

(6) Includes the tax benefit impact of the above specified items and tax discrete items totaling $20 million and $8 million in the current quarter and prior year quarter, respectively.

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Summary of Financial Condition
(unaudited)

	March 31, 2023	March 31, 2022
	(in millions)
Net Investment In
Cash and cash equivalents	$899	$1,079
Operating working capital	13,457	15,171
Property, plant, and equipment	10,071	9,794
Investments in affiliates	5,525	5,404
Goodwill and other intangibles	6,583	6,750
Other non-current assets	2,298	2,465
	$38,833	$40,663
Financed By
Short-term debt	$1,809	$3,777
Long-term debt, including current maturities	8,697	9,295
Deferred liabilities	3,130	3,574
Temporary equity	301	262
Shareholders’ equity	24,896	23,755
	$38,833	$40,663

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Summary of Cash Flows
(unaudited)

	Three months ended
	March 31
	2023	2022
	(in millions)
Operating Activities
Net earnings	$1,172	$1,064
Depreciation and amortization	259	257
Asset impairment charges	3	1
(Gains) losses on sales/revaluation of assets	(11)	(34)
Other - net	(113)	328
Other changes in operating assets and liabilities	(2,920)	(2,822)
Total Operating Activities	(1,610)	(1,206)

Investing Activities
Purchases of property, plant and equipment	(327)	(217)
Proceeds from sale of business/assets	13	5
Investments in affiliates	(4)	(36)
Other investing activities	(10)	(94)
Total Investing Activities	(328)	(342)

Financing Activities
Long-term debt borrowings	—	750
Long-term debt payments	(2)	—
Net borrowings (payments) under lines of credit	1,306	2,824
Share repurchases	(351)	—
Cash dividends	(248)	(226)
Other	(107)	(30)
Total Financing Activities	598	3,318
Effect of exchange rate on cash, cash equivalents, restricted cash, and restricted cash equivalents	(6)	—
Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,346)	1,770
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	7,033	7,454
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$5,687	$9,224

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Segment Operating Analysis
(unaudited)

	Quarter ended
	March 31
	2023	2022
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	8,627	8,491
Corn	4,394	4,812
Total processed volumes	13,021	13,303

	Quarter ended
	March 31
	2023	2022
	(in millions)
Revenues
Ag Services and Oilseeds	$18,579	$18,253
Carbohydrate Solutions	3,537	3,366
Nutrition	1,853	1,924
Other Business	103	107
Total revenues	$24,072	$23,650

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Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2023		2022
	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$1,170	$2.12	$1,054	$1.86
Adjustments:
Loss (gain) on sales of assets and businesses (a)	(1)	—	2	—
Impairment, restructuring, and settlement charges (b)	5	0.01	14	0.02
Expenses related to acquisitions (c)	—	—	1	—
Loss (gain) on debt conversion option (d)	(5)	(0.01)	15	0.03
Tax adjustment (e)	(18)	(0.03)	(4)	(0.01)
Sub-total adjustments	(19)	(0.03)	28	0.04
Adjusted net earnings and adjusted EPS	$1,151	$2.09	$1,082	$1.90

(a)Current quarter gain of $1 million pretax ($1 million after tax) was related to the sale of certain assets, tax effected using the applicable tax rate. Prior year quarter loss of $2 million pretax ($2 million after tax) was related to the sale of certain assets, tax effected using the Company’s U.S. income tax rate.
(b)Current quarter charges of $7 million pretax ($5 million after tax) were related to the impairment of certain assets and restructuring, tax effected using the applicable tax rates. Prior year quarter charges of $17 million pretax ($14 million after tax) were related to the impairment of certain assets, partially offset by a restructuring adjustment and an insurance settlement, tax effected using the applicable tax rates.
(c)Prior year quarter expenses of $2 million pretax ($1 million after tax) were related to the Deerland and Sojaprotein acquisitions, tax effected using the applicable tax rates.
(d)Current and prior year quarter (gain) loss on debt conversion option of $(5) million and $15 million pretax, respectively, ($(5) million and $15 million after tax), respectively, was related to the mark-to-market adjustment of the conversion option of the exchangeable bonds issued in August 2020, tax effected using the applicable tax rate.
(e)Tax adjustment due to certain discrete items totaling $18 million and $4 million in the current and prior year quarter, respectively.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

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Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	Jun. 30, 2022	Sep. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Mar. 31, 2023

Net earnings attributable to ADM	$1,236	$1,031	$1,019	$1,170	$4,456
Adjustments:
Interest expense	73	97	134	100	404
Other adjustments	7	27	62	(12)	84
Total adjustments	80	124	196	88	488
Tax on adjustments	(19)	(25)	(47)	(26)	(117)
Net adjustments	61	99	149	62	371
Total Adjusted ROIC Earnings	$1,297	$1,130	$1,168	$1,232	$4,827

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	Jun. 30, 2022	Sep. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Quarter Average

Equity (1)	$24,393	$23,997	$24,284	$24,860	$24,384
+ Interest-bearing liabilities (2)	11,524	8,747	9,187	10,512	9,993
Other adjustments	5	25	47	(14)	16
Total Adjusted Invested Capital	$35,922	$32,769	$33,518	$35,358	$34,393

Adjusted Return on Invested Capital					14.0%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings, and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after-tax effect of specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

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Adjusted Earnings Before Taxes, Interest, and Depreciation and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

The tables below provide a reconciliation of earnings before income taxes to adjusted EBITDA and adjusted EBITDA by segment for the trailing four quarters ended March 31, 2023.

					Four Quarters
	Quarter Ended				Ended
	Jun. 30, 2022	Sep. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Mar. 31, 2023
			(in millions)
Earnings before income taxes	$1,519	$1,230	$1,213	$1,397	$5,359
Interest expense	73	97	134	100	404
Depreciation and amortization	257	260	254	259	1,030
Losses (gains) on sales of assets and businesses	—	(29)	(17)	(1)	(47)
Asset impairment, exit, restructuring, and settlement charges	8	49	74	7	138
Railroad maintenance expense	9	32	26	—	67
Adjusted EBITDA	$1,866	$1,639	$1,684	$1,762	$6,951

					Four Quarters
	Quarter Ended				Ended
	Jun. 30, 2022	Sep. 30, 2022	Dec. 31, 2022	Mar. 31, 2023	Mar. 31, 2023
			(in millions)
Ag Services and Oilseeds	$1,207	$1,166	$1,271	$1,300	$4,944
Carbohydrate Solutions	550	391	338	352	1,631
Nutrition	304	242	196	210	952
Other Business	24	35	124	97	280
Corporate	(219)	(195)	(245)	(197)	(856)
Adjusted EBITDA	$1,866	$1,639	$1,684	$1,762	$6,951

Adjusted EBITDA is defined as earnings before taxes, interest on borrowings, and depreciation and amortization, adjusted for specified items. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense on borrowings and depreciation and amortization to earnings before income taxes. Management believes that adjusted EBITDA is a useful measure of the Company’s performance because it provides investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to earnings before income taxes, the most directly comparable GAAP financial measure.

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